UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

HANMI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30421	95-4788120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Penthouse Suite A Los Angeles, California	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (213) 382-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of stockholders of Hanmi Financial Corporation (the “Company”) was held on May 28, 2014.  Proxies were solicited by the Company’s management pursuant to Section 14 of the Securities Exchange Act of 1934, as amended.  At the meeting, the stockholders voted on the following items:

(1)           election of directors;

(2)           approval, on an advisory and nonbinding basis, of the compensation paid to the Company’s Named Executive Officers as described in the proxy statement for the meeting; and

(3)           ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

A total of 31,791,108 shares of the Company’s common stock were represented and voted at the meeting, constituting 88.87% of the issued and outstanding shares of common stock entitled to vote at the meeting.

The final results of the stockholder votes were as follows:

(1)           Nine board nominees for director were elected by a majority of votes cast for a term of one year or until their successors are duly elected and qualified.  The voting results are as follows:

Nominee	For	Against	Abstain	Broker Non-Vote
I Joon Ahn	20,897,657	3,584,215	7,261	3,763,774
John A. Hall	24,146,299	332,023	10,811	3,763,774
Paul Seon-Hong Kim	24,127,648	349,224	12,261	3,763,774
C. G. Kum	24,013,672	467,981	7,480	3,763,774
Joon Hyung Lee	23,830,482	648,265	10,386	3,763,774
Chulse (William) Park	24,310,229	171,018	7,886	3,763,774
Joseph K. Rho	23,846,549	637,398	5,186	3,763,774
David L. Rosenblum	24,311,524	169,723	7,886	3,763,774
William J. Stolte	24,308,936	175,436	4,761	3,763,774

(2)           The advisory vote on executive compensation received the vote of a majority of shares represented and entitled to vote at the meeting.  The voting results are as follows:

For	Against	Abstain	Broker Non-Vote
21,694,414	2,778,022	16,697	3,764,774

(3)           The stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The voting results are as follows:

For	Against	Abstain	Broker Non-Vote
27,490,979	689,049	72,879	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION

/s/ C. G. Kum
Date: May 29, 2014	C. G. Kum President and Chief Executive Officer